Certificate of Incorporation

                                       Of

                               Allaire Corporation


     FIRST: The name of the corporation is Allaire Corporation (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 15,000,000, consisting of
(i) 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.   COMMON STOCK.
     -------------

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. There shall be no cumulative voting.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential liquidation rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ----------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. No share of Preferred Stock that is redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided herein, in any such resolution or resolutions, or by law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided by law or by this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

            (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

            (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the By-Laws.

            (c) The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the By-Laws of the Corporation.

            (d) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such locations as may be designated by the Board of Directors or in the By-Laws of the Corporation.

            (e) The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

            (f) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote, voting as a single class.

            (g) In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH: The name and the mailing address of the sole incorporator of the Corporation is:

     NAME                                        MAILING ADDRESS

     Robert L. Birnbaum                          Foley, Hoag & Eliot LLP
                                                 One Post Office Square
                                                 Boston, Massachusetts 02109

     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of April, 1997.




                                                     /s/ Robert L. Birnbaum
                                                     ---------------------------
                                                     Robert L. Birnbaum,
                                                     Sole Incorporator

                              CERTIFICATE OF MERGER

                                       OF

                     ALLAIRE CORP., A MINNESOTA CORPORATION,

                                  WITH AND INTO

                   ALLAIRE CORPORATION, A DELAWARE CORPORATION


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

                          Name                        State of Incorporation
                          ----                        ----------------------
                  Allaire Corporation                       Delaware
                  Allaire Corp.                             Minnesota

     SECOND: An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is "Allaire Corporation."

     FOURTH: The certificate of incorporation of Allaire Corporation as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation.

     FIFTH: An executed agreement and plan of merger is on file at the principal place of business of the surviving corporation, which is located at One Alewife Center, 3rd Floor, Cambridge, Massachusetts 02140.

     SIXTH: A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The authorized capital stock of Allaire Corp. consists of 5,000,000 shares of Common Stock, $.01 par value, 200,000 shares of Series A Convertible Preferred Stock, $.01 par value, 508,949 shares of Series B Convertible Preferred Stock, $.01 par value, and 84,600 shares of Series C Convertible Preferred Stock, $.01 par value.

Dated: April 25, 1997
                                                        ALLAIRE CORPORATION


                                                        By: /s/ David J. Orfao
                                                            --------------------
                                                            President
                                                            David J. Orfao

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                               ALLAIRE CORPORATION


     ALLAIRE CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.01 per share, of the Corporation authorized to be issued pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation", which term includes this Certificate of Designations, Preferences and Rights) a series of Preferred Stock and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

(A)  Designation of Series of Preferred Stock
     ----------------------------------------

     Of the 5,000,000 shares of Preferred Stock which the Corporation is authorized to issue under its Certificate of Incorporation, 200,000 of such shares shall be designated as shares of Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock"), par value $.01 per share. Such shares of Series A Preferred Stock, together with the 10,000,000 shares of authorized Common Stock of the Corporation (the "Common Stock"), the balance of the undesignated shares of Preferred Stock of the Corporation and any other common stock or Preferred Stock that may be authorized in or from time to time pursuant to the Certificate of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

(B)  Voting Privileges.
     ------------------

     Each holder of Series A Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are then convertible, as hereinafter provided. Except as otherwise required by agreement or law, the shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the stockholders.

(C)  Dividends.
     ---------

     In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock, a comparable dividend or distribution must be simultaneously declared or made with respect to the outstanding shares of Series A Preferred Stock. In the event any dividend or distribution is declared or made with respect to the Common Stock, each holder of shares of Series A Preferred Stock shall be paid such comparable dividend or receive such comparable distribution on the basis of the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are then convertible, as hereinafter provided.

(D)  Liquidation Preference.
     -----------------------

     In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Conversion Price (as hereinafter defined), plus dividends unpaid and accumulated or accrued thereon, if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of Series A Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Series A Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution.

(E)  Conversion Right.
     -----------------

     At the option of the holders thereof, each share of Series A Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at a price equal to the Conversion Price (as defined below) applicable to such share (i.e., with respect to each share at an initial conversion rate of one share of Common Stock for each share of Series A Preferred Stock). The initial conversion price shall be subject to adjustment from time to time in the instances provided below. The following provisions shall govern the right of conversion:

     (1) In order to convert shares of Series A Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock issuable upon such conversion.

     (2) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Series A Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

     (3) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (4) below) or any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common

           Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities"), or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series A Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Series A Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

     (4) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

     (5) If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the corporation immediately theretofore receivable upon the conversion of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of Series A Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred Stock, at the last addresses of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

     (6) Upon any adjustment of the conversion price, then and in each case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (7) If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph
           (E) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

     (8) As used in this paragraph (E) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Series A Preferred Stock shall include shares designated as Common Stock as of the date of issuance of such shares of Series A Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (5) above.

     (9) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

(F)  Mandatory Conversion.
     ---------------------

     The Series A Preferred Stock shall automatically be converted into shares of Common Stock, without any act by the Corporation or the holders of the Series A Preferred Stock, concurrently with the closing of the Initial Public Offering of the Corporation (as hereinafter defined). As used herein, the term "closing" shall mean the delivery by the Corporation to the underwriters of certificates representing the shares of Common Stock offered to the public against delivery to the Corporation by such underwriters of payment therefor. Each holder of a share of Series A Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Series A Preferred Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering. Upon such conversion, each holder of a share of Series A Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock. As used herein, "Initial Public Offering" shall mean the first public offering by the Corporation of shares of Common Stock registered under the Securities Act of 1933, as amended, in which
(1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $2,000,000 and (2) the offering is underwritten on a firm commitment basis by an underwriter or a group of underwriters. The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters.

(G)  Conversion Price.
     -----------------

     As used herein, the "Conversion Price" shall mean (1) $4.07 per share for each share of Series A Preferred Stock issued upon conversion of those certain 10% Convertible Subordinated Notes due December 31, 2001, or (2) for each other share of Series A Preferred Stock issued, that price per share equal to the cash price paid or the value (as determined by the Board) of other assets transferred in consideration for each share of Series A Preferred Stock issued.

     IN WITNESS WHEREOF, Allaire Corporation has caused this Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock to be executed on its behalf by David J. Orfao, its President, this 25th day of April, 1997.

                                                      ALLAIRE CORPORATION


                                                      By: /s/ David J. Orfao
                                                          ----------------------
                                                          President

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       AND

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                               ALLAIRE CORPORATION


     ALLAIRE CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.01 per share, of the Corporation authorized to be issued pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation", which term includes this Certificate of Designations, Preferences and Rights) a series of Preferred Stock and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     1. Designations of Series of Preferred Stock. Of the 5,000,000 shares of Preferred Stock which the Corporation is authorized to issue under its Certificate of Incorporation, 514,306 of such shares shall be designated as shares of Series B Convertible Preferred Stock of the Corporation (the "Series B Preferred Stock"), par value $.01 per share, and 169,200 of such shares shall be designated as shares of Series C Convertible Preferred Stock of the Corporation (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), par value $.01 per share. Such shares of Preferred Stock, together with the 10,000,000 shares of authorized Common Stock of the Corporation ("Common Stock"), par value $.01 per share, the 200,000 shares of authorized Series A Convertible Preferred Stock of the Corporation ("Series A Preferred Stock"), par value $.01 per share, and the balance of the undesignated shares of Preferred Stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Certificate of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

     2. Voting.
        -------

        2A. General. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase or decrease (but not below the number of outstanding shares) the number of authorized shares of Common Stock. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible.

        2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of five.

        2C. Election of Directors. So long as any shares of Preferred Stock are outstanding, (i) the holders of the Preferred Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of voting power of such shares which are present and entitled to vote on such item of business, to elect one of the directors of the Corporation and to exercise any right of removal or replacement of such director, (ii) the holders of the Common Stock, the Series A Preferred Stock and the Preferred Stock, exclusively and voting together as a single class, shall be entitled, by a vote of a majority of the voting power of such shares which are present and entitled to vote on such item of business, to elect two of the directors of the Corporation and to exercise any right of removal or replacement of such directors, and (iii) the remaining two directors of the Corporation, if any, shall be elected by, and shall be removed or replaced only by, a vote of both (A) a majority of the voting power of the shares of the Common Stock and the Series A Preferred Stock, voting together as a single class, which are present and entitled to vote on such item of business, and (B) a majority of the voting power of the shares of the Preferred Stock, voting together as a single class, which are present and entitled to vote on such item of business.

     3. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate and at the same time as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible).

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid with respect to each such share an amount equal to the greater of (i) the Original Purchase Price (as defined below) (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) of such share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount as would have been payable had such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". The Original Purchase Price per share shall be $4.52 in the case of the Series B Preferred Stock and $5.91 in the case of the Series C Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed pro rata among the holders of Preferred Stock in accordance with the respective amounts which would have been distributed to such holders if such assets had been sufficient to make the Liquidation Preference Payments in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities as a result of which shareholders of the Corporation immediately before the transaction own less than a majority of the successor or surviving corporation immediately thereafter, or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock and the Series A Preferred Stock shall rank on a parity with the Preferred Stock.

     5. Restrictions. At any time when at least 25% of the shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, (such that the Series B and the Series C Preferred Stock vote together as a single class) the Corporation will not:

        5A. Create or authorize the creation of any additional class or series of shares of stock ranking senior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation (such senior stock referred to herein as "Senior Stock"), or increase the authorized amount of any existing class or series of shares of Senior Stock, or create or authorize any obligation or security convertible into shares of Senior Stock or into shares of any other class or series of Senior Stock, or change the terms of any existing class or series of shares of Senior Stock unless, following such change, such series or class shall no longer be Senior Stock, whether any such creation, authorization, increase or change shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

        5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities (except any consolidation or merger in which the shareholders of the Corporation immediately prior to such consolidation or merger continue to own a majority of the outstanding capital stock of the surviving corporation immediately after such consolidation or merger) or sell, lease, abandon, transfer or otherwise dispose of all or substantially all or any substantial portion of its assets;

        5C. Amend, alter or repeal its Certificate of Incorporation to effect amendments or alterations whose effect would be (i) to change in any manner the rights, preferences or privileges of any series of Preferred Stock; (ii) detrimental or adverse in any manner with respect to the rights of holders of any series of Preferred Stock, or (iii) to amend this paragraph 5;

        5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any equity securities of the Corporation other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee or pursuant to any rights of first refusal upon transfers of any capital stock;

        5E. Redeem or otherwise acquire any shares of Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate Original Purchase Price of the Preferred Stock then held by each such holder.

     6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

        6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, any holder of shares of Preferred Stock shall have the right, at its option at any time, to convert each such share of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by dividing the Original Purchase Price of such share by the conversion price of such share (which shall initially be the Original Purchase Price of such share) or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement or the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

        6B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

        6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, and to the extent the Corporation has funds legally available therefor, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

        6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if an whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced concurrently with such issue to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (which shall be deemed to include all shares of Common Stock issuable upon the conversion of all outstanding convertible securities of the Corporation, including the Series A Preferred Stock and the Preferred Stock) multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock (which shall be deemed to include all shares of Common Stock issuable upon the conversion of all outstanding convertible securities of the Corporation, including the Series A Preferred Stock and the Preferred Stock) outstanding immediately after such issue or sale.

     Notwithstanding anything contained herein to the contrary, the holder of any shares of Preferred Stock shall not be entitled to the benefits of this subparagraph 6D if such holder has failed to participate in any particular offering by the Corporation of shares of any class or series of its capital stock, however designated (or other securities, whether debt or equity, convertible into or exchangeable for any class or series of capital stock, or any warrants, options, subscriptions or other purchase rights with options, subscriptions or other purchase rights with respect thereto), which would otherwise result in an adjustment to the Conversion Price pursuant to this subparagraph 6D (a "Dilutive Offering"), by acquiring in such Dilutive Offering at least such number of shares actually offered in the Dilutive Offering to all holders of Preferred Stock, as determined by the Board of Directors of the Corporation, multiplied by a fraction: (a) the numerator of which is the number of shares of Preferred Stock held by such holder at the time of such Dilutive Offering, and (b) the denominator of which is the total number of shares of Preferred Stock then outstanding (the "Pro Rata Share"). If any holder of Preferred Stock shall fail to purchase its Pro Rata Share of any Dilutive Offering, then the Conversion Price of the Preferred Stock held by such holder will not be reduced in accordance with the foregoing provision of this Section, and instead the shares of Preferred Stock held by such holder will be converted automatically and without further action on the part of such holder into Common Stock at the Conversion Price in effect immediately prior to the issuance of shares in the Dilutive Offering. The provisions of this second paragraph of subparagraph 6D may be waived in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

     For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

          6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible

     Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E. Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance, from and after the date of filing of these terms of the Preferred Stock, of (i) shares of capital stock issued upon conversion of convertible notes of the Corporation issued and outstanding on the date of filing of these terms, (ii) shares of capital stock issued upon the conversion of any shares of Series A Preferred Stock or Preferred Stock issued and outstanding on the date of filing of these terms,
(iii) shares of capital stock issued upon exercise of options and warrants issued and outstanding on the date of filing of these terms, plus such number of shares of capital stock as are subject to such options and warrants that expire or terminate without exercise, or (iv) up to an aggregate of 2,300,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock, and rights to purchase such stock, to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from any such persons after December 31, 1996 pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, plus such number of shares of Common Stock as are subject to such purchase rights that expire or terminate without exercise.

          6F. Subdivision of Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionally increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6I. Other Notices. In case at any time:

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversation Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

          6K. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          6L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6N. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these term of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6O. Mandatory Conversion. If at any time (i) the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (B) the price per share paid by the public for such shares shall be at least five times the Original Purchase Price of the Series B Preferred Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) or (ii) the holders of two-thirds of the shares of Preferred Stock issued pursuant to that certain Convertible Stock Purchase Agreement dated as of June 18, 1996 have elected to convert such shares into Common Stock pursuant to paragraph 6A, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering or such conversion, as the case may be, all outstanding shares of such Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     7. Redemption. The shares of Preferred Stock shall be redeemed as follows:

        7A. Redemption at the Request of Holders. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. With the approval of the holders of a majority of the then outstanding shares of Preferred Stock, one or more holders of shares of Preferred Stock may, by giving notice (the "Notice") to the Corporation at any time after June 30, 2001 require the Corporation to redeem all of the outstanding Preferred Stock in three equal installments, with one-third of the shares of outstanding Series B Preferred Stock and Series C Preferred Stock redeemed on the First Redemption Date (as defined below), one-half of the remaining shares of Series B Preferred Stock and Series C Preferred Stock redeemed on the first anniversary of the First Redemption Date (the "Second Redemption Date") and the remainder of shares of Series B Preferred Stock and Series C Preferred Stock redeemed on the third anniversary of the First Redemption Date (the "Third Redemption Date"). Upon receipt of the Notice, the Corporation will so notify all other persons holding Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "First Redemption Date"), provided that such First Redemption Date shall occur within sixty (60) after receipt of the Notice. All holders of Preferred Stock shall deliver to the Corporation, or to such other place as may be designated by the Corporation, during regular business hours the certificate or certificates for the Preferred Stock on or before the First Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates".

          7B. Redemption Price and Payment. The shares of Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the Original Purchase Price per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to such Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

          7C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock being redeemed (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Preferred Stock to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the applicable series of Preferred Stock.

          7E. Failure to Redeem. If the Corporation shall fail to redeem any shares of Preferred Stock in the manner set forth in this paragraph 7 within six months of a Redemption Date then upon the written request (the "Request") of holders of a majority of the outstanding shares of Preferred Stock (the "Majority"), the Corporation shall, within thirty (30) days of receipt of the Request, at the Corporation's expense, engage a third-party investment banking firm or other agent (the "Agent") acceptable to the Majority for the purpose of assisting the Corporation in taking such steps as are necessary for the Corporation to meet its obligations under this paragraph 7 (a "Liquidity Event"). The Liquidity Event may be a merger, sale of assets or other reorganization event or any other type of transaction which would make available sufficient cash for the Corporation to effect the requested redemption. If the Corporation shall fail to engage such Agent within the required thirty (30) day period, the Majority may, at their election and at the Corporation's expense, engage such Agent. If a Liquidity Event has not occurred within six months of the date of the Request, the Majority may, at its election, compel a Liquidity Event by a judgment for specific performance or other remedies, at law or in equity, by a court of competent jurisdiction.

     8. Amendments. These terms of the Preferred Stock may be amended, modified or waived only with the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock.

     IN WITNESS WHEREOF, Allaire Corporation has caused this Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock to be executed on its behalf by David J. Orfao, its President, this 25th day of April, 1997.


                                                    ALLAIRE CORPORATION


                                                    By: /s/ David J. Orfao
                                                        ------------------------
                                                        President

                            CERTIFICATE OF AMENDMENT
                                       OF
                               ALLAIRE CORPORATION

             PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     Whereas, ALLAIRE CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), filed its Certificate of Incorporation on April 4, 1997, filed a Certificate of Merger on April 25, 1997, filed a Certificate of Designations of Series A Convertible Preferred Stock on April 25, 1997 and filed a Certificate of Designations of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on April 25, 1997 (the "Series B and C Designation"); and

     Whereas, the Corporation desires to amend its Certificate of Incorporation to amend the Series B and C Designation and designate a new series of Preferred Stock;

     Now therefore, the Corporation does hereby certify as follows:

     The Board of Directors of the Corporation, acting by unanimous written consent in accordance with Section 141 of the General Corporation Law of the State of Delaware, adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment (hereinafter referred to as the "New Designation") is as follows:

     Resolved: That the New Designation, be, and it hereby is approved, and the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of the Company, to make, execute and file with the Delaware Secretary of State in the manner required by law, the New Designation, and to execute and deliver such other instruments and to take such other action as they, or any of them, may deem necessary or advisable to carry out the purposes of this resolution.

     Now therefore, Part B of Article FOURTH of the Corporation's Certificate of Incorporation be amended by amending the Series B and C Designation and creating a new series of Preferred Stock as follows:

     1. Designations of Series of Preferred Stock. Of the 5,000,000 shares of Preferred Stock which the Corporation is authorized to issue under its Certificate of Incorporation, 514,306 of such shares shall be designated as shares of Series B Convertible Preferred Stock of the Corporation, par value $.01 per share (the "Series B Preferred Stock"), 169,200 of such shares shall be designated as shares of Series C Convertible Preferred Stock of the Corporation, par value $.01 per share (the "Series C Preferred Stock"), and 2,500,000 of such shares shall be designated as shares of Series D Convertible Preferred Stock of the Corporation, par value $.01 per share (the "Series D Preferred Stock" and, together with the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock"). Such shares of Preferred Stock, together with the 10,000,000 shares of authorized Common Stock of the Corporation ("Common Stock"), par value $.01 per share, the 200,000 shares of authorized Series A Convertible Preferred Stock of the Corporation ("Series A Preferred Stock"), par value $.01 per share, and the balance of the undesignated shares of Preferred Stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Certificate of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

     2.   Voting.
          -------

          2A. General. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase or decrease (but not below the number of outstanding shares) the number of authorized shares of Common Stock. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible.

          2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

          2C. Election of Directors. So long as any shares of Preferred Stock are outstanding, (i) the holders of the Preferred Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of voting power of such shares which are present and entitled to vote on such item of business, to elect two of the directors of the Corporation and to exercise any right of removal or replacement of such directors, (ii) the holders of the Common Stock and the Series A Preferred Stock, exclusively and voting together as a single class, shall be entitled, by a vote of a majority of the voting power of such shares which are present and entitled to vote on such item of business, to elect two of the directors of the Corporation and to exercise any right of removal or replacement of such directors, and (iii) the remaining three directors of the Corporation, if any, shall be elected by, and shall be removed or replaced only by, a vote of both (A) a majority of the voting power of the shares of the Common Stock and the Series A Preferred Stock, voting together as a single class, which are present and entitled to vote on such item of business, and (B) a majority of the voting power of the shares of the Preferred Stock, voting together as a single class, which are present and entitled to vote on such item of business.

     3. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate and at the same time as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible).

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid with respect to each such share an amount equal to the greater of (i) the Original Purchase Price (as defined below) (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) of such share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount as would have been payable had such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the Liquidation Preference Payment and with respect to all shares of Preferred Stock being sometimes referred to as the Liquidation Preference Payments . The Original Purchase Price per share shall be $4.52 in the case of the Series B Preferred Stock, $5.91 in the case of the Series C Preferred Stock and $4.00 in the case of the Series D Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed pro rata among the holders of Preferred Stock in accordance with the respective amounts which would have been distributed to such holders if such assets had been sufficient to make the Liquidation Preference Payments in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities as a result of which shareholders of the Corporation immediately before the transaction own less than a majority of the successor or surviving corporation immediately thereafter, or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock and the Series A Preferred Stock shall rank on a parity with the Preferred Stock.

     5. Restrictions. At any time when at least 25% of the shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (such that the Series B, Series C and the Series D Preferred Stock vote together as a single class), the Corporation will not:

          5A. Create or authorize the creation of any additional class or series of shares of stock ranking senior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation (such senior stock referred to herein as Senior Stock ), or increase the authorized amount of any existing class or series of shares of Senior Stock, or create or authorize any obligation or security convertible into shares of Senior Stock or into shares of any other class or series of Senior Stock, or change the terms of any existing class or series of shares of Senior Stock unless, following such change, such series or class shall no longer be Senior Stock, whether any such creation, authorization, increase or change shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

          5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities (except any consolidation or merger in which the shareholders of the Corporation immediately prior to such consolidation or merger continue to own a majority of the outstanding capital stock of the surviving corporation immediately after such consolidation or merger) or sell, lease, abandon, transfer or otherwise dispose of all or substantially all or any substantial portion of its assets;

          5C. Amend, alter or repeal its Certificate of Incorporation to effect amendments or alterations whose effect would be (i) to change in any manner the rights, preferences or privileges of any series of Preferred Stock; (ii) detrimental or adverse in any manner with respect to the rights of holders of any series of Preferred Stock, or (iii) to amend this paragraph 5;

          5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any equity securities of the Corporation other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee or pursuant to any rights of first refusal upon transfers of any capital stock;

          5E. Redeem or otherwise acquire any shares of Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate Original Purchase Price of the Preferred Stock then held by each such holder.

     6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

          6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, any holder of shares of Preferred Stock shall have the right, at its option at any time, to convert each such share of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by dividing the Original Purchase Price of such share by the conversion price of such share (which conversion price in the case of each share of the Series B Preferred Stock and Series C Preferred Stock initially shall be one-half of the Original Purchase Price of such share, and in the case of the Series D Preferred Stock initially shall be the Original Purchase Price of such share) or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (in each case such price, or such price as last adjusted, being referred to as the Conversion Price ). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement or the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, and to the extent the Corporation has funds legally available therefor, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced concurrently with such issue to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (which shall be deemed to include all shares of Common Stock issuable upon the conversion of all outstanding convertible securities of the Corporation, including the Series A Preferred Stock and the Preferred Stock) multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock (which shall be deemed to include all shares of Common Stock issuable upon the conversion of all outstanding convertible securities of the Corporation, including the Series A Preferred Stock and the Preferred Stock) outstanding immediately after such issue or sale.

     Notwithstanding anything contained herein to the contrary, the holder of any shares of Preferred Stock shall not be entitled to the benefits of this subparagraph 6D if such holder has failed to participate in any particular offering by the Corporation of shares of any class or series of its capital stock, however designated (or other securities, whether debt or equity, convertible into or exchangeable for any class or series of capital stock, or any warrants, options, subscriptions or other purchase rights with options, subscriptions or other purchase rights with respect thereto), the issuance of shares pursuant to which would result in an adjustment to the Conversion Price pursuant to this subparagraph 6D (a Dilutive Offering ), by acquiring in such Dilutive Offering at least such number of shares actually offered in the Dilutive Offering to all holders of Preferred Stock, as determined by the Board of Directors of the Corporation, multiplied by a fraction: (a) the numerator of which is the number of shares of Preferred Stock held by such holder at the time of such Dilutive Offering, and (b) the denominator of which is the total number of shares of Preferred Stock then outstanding (the Pro Rata Share). If any holder of Preferred Stock shall fail to purchase its Pro Rata Share of any Dilutive Offering, then the Conversion Price of the Preferred Stock held by such holder will not be reduced in accordance with the foregoing provision of this Section, and instead the shares of Preferred Stock held by such holder will be converted automatically and without further action on the part of such holder into Common Stock at the Conversion Price in effect immediately prior to the issuance of shares in the Dilutive Offering. The provisions of this second paragraph of subparagraph 6D may be waived in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

     For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

          6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called Options and such convertible or exchangeable stock or securities being called Convertible Securities ) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E. Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance, from and after the date of filing of these terms of the Preferred Stock, of (i) shares of capital stock issued upon conversion of convertible notes of the Corporation issued and outstanding on the date of filing of these terms, (ii) shares of capital stock issued upon the conversion of any shares of Series A Preferred Stock or Preferred Stock issued and outstanding on the date of filing of these terms or issuable upon exercise of warrants issued and outstanding on the date of filing of these terms, (iii) shares of capital stock issued upon exercise of rights, options and warrants issued and outstanding or otherwise in existence on the date of filing of these terms, (iv) shares of Common Stock, and options or other rights to purchase such stock, to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, provided that such Common Stock, options and other rights are granted with the approval of the Compensation Committee of the Company's Board of Directors or, if there is no Compensation Committee, by the Company's Board of Directors, or (v) such number of shares of Common Stock which are repurchased by the Corporation from any employees pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

          6F. Subdivision of Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionally increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6I. Other Notices. In case at any time:

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the

Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversation Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

          6K. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          6L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6N. Definition of Common Stock. As used in this paragraph 6, the term Common Stock shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these term of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6O. Mandatory Conversion. If at any time (i) the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (B) the price per share paid by the public for such shares shall be at least two and one-half times the Original Purchase Price of the Series B Preferred Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) or (ii) the holders of two-thirds of the shares of Preferred Stock have elected to convert such shares into Common Stock pursuant to paragraph 6A, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering or such conversion, as the case may be, all outstanding shares of such Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          7. Redemption. The shares of Preferred Stock shall be redeemed as follows:

            7A. Redemption at the Request of Holders. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. With the approval of the holders of a majority of the then outstanding shares of Preferred Stock, one or more holders of shares of Preferred Stock may, by giving notice (the Notice ) to the Corporation at any time after June 1, 2002 require the Corporation to redeem all of the outstanding Preferred Stock in three equal installments, with one-third of the shares of outstanding Preferred Stock redeemed on the First Redemption Date (as defined below), one-half of the remaining shares of Preferred Stock redeemed on the first anniversary of the First Redemption Date (as to such redemption, the Second Redemption Date ) and the remainder of shares of Preferred Stock redeemed on the third anniversary of the First Redemption Date (as to such redemption, the Third Redemption Date ). Upon receipt of any Notice, the Corporation will so notify all other persons holding Preferred Stock. After receipt of any Notice, the Corporation shall fix the first date for redemption to which the Notice relates (the First Redemption Date ), provided that such First Redemption Date shall occur within sixty (60) days after receipt of such Notice. All holders of Preferred Stock shall deliver to the Corporation, or to such other place as may be designated by the Corporation, during regular business hours the certificate or certificates for the Preferred Stock on or before the First Redemption Date. The First Redemption Date, Second Redemption Date and Third Redemption Date are collectively referred to as the Redemption Dates .

            7B. Redemption Price and Payment. The shares of Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the Original Purchase Price per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to such Redemption Date, such amount being referred to as the Redemption Price . Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

            7C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the Redemption Notice ) shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock being redeemed (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock to be redeemed on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Preferred Stock to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

            7D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the applicable series of Preferred Stock.

            7E. Failure to Redeem. If the Corporation shall fail to redeem any shares of Preferred Stock in the manner set forth in this paragraph 7 within six months of a Redemption Date upon which such shares were to be redeemed then upon the written request (the Request ) of holders of a majority of the outstanding shares of Preferred Stock (the Majority ), the Corporation shall, within thirty
(30) days of receipt of the Request, at the Corporation's expense, engage a third-party investment banking firm or other agent (the Agent ) acceptable to the Majority for the purpose of assisting the Corporation in taking such steps as are necessary for the Corporation to meet its obligations under this paragraph 7 (a Liquidity Event ). The Liquidity Event may be a merger, sale of assets or other reorganization event or any other type of transaction which would make available sufficient cash for the Corporation to effect the requested redemption. If the Corporation shall fail to engage such Agent within the required thirty (30) day period, the Majority may, at their election and at the Corporation's expense, engage such Agent. If a Liquidity Event has not occurred within six months of the date of the Request, the Majority may, at its election, compel a Liquidity Event by a judgment for specific performance or other remedies, at law or in equity, by a court of competent jurisdiction.

     8. Amendments. These terms of the Preferred Stock may be amended, modified or waived only with the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock.

     IN WITNESS WHEREOF, Allaire Corporation has caused this Certificate of Amendment to the Certificate of Incorporation which amends Article Fourth, Part B pertaining to the Preferences and Rights of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and adds Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, to be executed on its behalf by David J. Orfao, its President, this 14th day of May, 1997.

                                                    ALLAIRE CORPORATION


                                                    By: /s/ David J. Orfao
                                                        ------------------------
                                                        President